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                                                                    Exhibit 3.11

                            EXCHANGE TRUST AGREEMENT

  MEMORANDUM OF AGREEMENT made this 8th day of December, 2000.

AMONG:

              VIVENDI UNIVERSAL S.A.,
              a corporation existing under the laws of France (hereinafter referred to as "Vivendi"),

                                     - and -

              VIVENDI UNIVERSAL EXCHANGECO INC.,
              a corporation existing under the laws of Canada (hereinafter referred to as "Vivendi Universal Exchangeco"),

                                     - and -

              CIBC MELLON TRUST COMPANY
              a trust company incorporated under the laws of Canada (hereinafter referred to as "Trustee"),

     WHEREAS in connection with a merger agreement (the "Merger Agreement") made as of June 19, 2000 among Vivendi (by a predecessor corporation), The Seagram Company Ltd., a corporation existing under the laws of Canada ("Seagram"), and the other parties thereto, Vivendi Universal Exchangeco is to issue exchangeable shares (the "Exchangeable Shares") to certain holders of securities of Seagram under the plan of arrangement (the "Arrangement") contemplated in the Merger Agreement;

     AND WHEREAS under the Merger Agreement, Vivendi and Vivendi Universal Exchangeco are required to execute an exchange trust agreement substantially in the form of this Agreement;

     NOW THEREFORE in consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

     1.1. Definitions. In this Agreement, the following terms shall have the following meanings:

       "Affiliate" has the meaning ascribed thereto in the Securities Act;

       "Arrangement" means the arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement;

       "Automatic Exchange Right" means the benefit of the obligation of Vivendi to effect the automatic exchange of Exchangeable Shares for Vivendi ADSs under section 4.12;

       "Beneficiaries" means the registered holders from time to time of Exchangeable Shares, other than Vivendi and its Affiliates;
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       "Board of Directors" means the board of directors of Vivendi Universal
    Exchangeco;

       "Business Day" means any day on which commercial banks are generally open for business in Toronto, Ontario, New York City, New York and Paris, France, other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario, in New York City, New York or in Paris, France under applicable laws;

       "CBCA" means the Canada Business Corporations Act, as amended;

       "Canadian Dollar Equivalent" means, in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at any date, the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

       "Current Market Price" means, in respect of a Vivendi ADS on any date, the Canadian Dollar Equivalent of the average of the closing prices (if available) of Vivendi ADSs on the NYSE or NASDAQ during a period of 20 consecutive trading days ending on the third trading day before such date, as provided by Reuters for the symbol "-", or, if the Vivendi ADSs are not then listed on the NYSE or NASDAQ, the Canadian Dollar Equivalent of the average of the closing prices (if available) of Vivendi Shares on the principal exchange on which Vivendi Shares are then listed; provided however, that if in the opinion of the Board of Directors of Vivendi Universal Exchangeco the public distribution or trading activity of Vivendi ADSs or Vivendi Shares, as the case may be, during such period does not create a market that reflects the fair market value of a Vivendi ADS, then the Current Market Price of a Vivendi ADS shall be determined by the Board of Directors of Vivendi Universal Exchangeco, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

       "Custodian" means the Person acting from time to time as custodian under the Custody Agreement;

       "Custody Agreement" means the custody agreement made between Vivendi, Vivendi Universal Exchangeco and the Custodian in connection with the Plan of Arrangement substantially in the form and content of Schedule C annexed to the Merger Agreement, as amended from time to time;

       "Effective Time" has the meaning ascribed thereto in the Plan of Arrangement;

       "Exchange Right" has the meaning ascribed thereto in section 4.1;

       "Exchangeable Shares" means the non-voting exchangeable shares in the capital of Vivendi Universal Exchangeco, having the rights, privileges, restrictions and conditions set out in Appendix 1 to the Plan of Arrangement;

       "Indemnified Parties" has the meaning ascribed thereto in section 7.1;

       "Insolvency Event" means the institution by Vivendi Universal Exchangeco of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of Vivendi Universal Exchangeco to the institution of bankruptcy, insolvency or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Vivendi Universal Exchangeco to contest in good faith any such proceedings commenced in respect of Vivendi Universal Exchangeco within 30 days of becoming aware thereof, or the consent by Vivendi Universal Exchangeco to the filing of any such petition or to the appointment of a receiver, or the making by Vivendi Universal Exchangeco of a general assignment for the benefit of creditors, or the admission in writing by Vivendi Universal Exchangeco of its inability to pay its debts generally as they become due, or Vivendi Universal Exchangeco not being permitted, under solvency requirements of applicable law, to redeem any Retracted Shares under section 6.6 of the Share Provisions;
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       "Liquidation Call Right" has the meaning ascribed thereto in the Plan of
    Arrangement;

       "Liquidation Event" has the meaning ascribed thereto in Section 4.12(b);

       "Liquidation Event Effective Date" has the meaning ascribed thereto in
    Section 4.12(c);

       "Merger Agreement" means the merger agreement made as of June 19, 2000 among Vivendi (by a predecessor corporation), Seagram and the other parties thereto, as amended, supplemented and/or restated in accordance therewith before the Effective Date, providing for, among other things, the Arrangement;

       "NASDAQ" means The NASDAQ Stock Market and any successor exchange or market;

       "NYSE" means the New York Stock Exchange, Inc. and any successor exchange or market;

       "Officer's Certificate" means, with respect to Vivendi or Vivendi Universal Exchangeco, as the case may be, a certificate signed by any officer or director of Vivendi or Vivendi Universal Exchangeco, as the case may be;

       "Person" includes any individual, firm, partnership, limited partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status;

       "Plan of Arrangement" means the plan of arrangement relating to the arrangement of Seagram under section 192 of the CBCA substantially in the form and content of Schedule F annexed to the Merger Agreement and any amendments or variations thereto made in accordance with section 6.1 of the Merger Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court;

       "Redemption Call Right" has the meaning ascribed thereto in the Plan of Arrangement;

       "Retracted Shares" has the meaning ascribed thereto in section 4.7;

       "Retraction Call Right" has the meaning ascribed thereto in the Share Provisions;

       "Securities Act" means the Securities Act (Ontario) and the rules, regulations and policies made thereunder, as amended;

       "Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares set forth in Appendix 1 to the Plan of Arrangement;

       "Support Agreement" means the support agreement made as of even date herewith among Vivendi Universal Exchangeco, Vivendi Universal Holdings and Vivendi in connection with the Plan of Arrangement substantially in the form and content of Schedule H to the Merger Agreement, as amended under the terms of the Support Agreement;

       "Trust" means the trust created by this Agreement;

       "Trust Estate" means the Exchange Right, the Automatic Exchange Right and any money, securities or other property that may be held by the Trustee from time to time under this Agreement;
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       "Trustee" means CIBC Mellon Trust Company and, subject to the provisions of Article 8, includes any successor trustee;

       "Vivendi ADS Adjustment Ratio" has the meaning ascribed thereto in the Share Provisions;

       "Vivendi ADS Consideration" has the meaning ascribed thereto in the Share Provisions;

       "Vivendi ADS" means the American depositary shares of Vivendi each representing one Vivendi Share;

       "Vivendi Holdings" means Vivendi Universal Holdings Company, an unlimited liability company existing under the laws of the Province of Nova Scotia and wholly owned, directly or indirectly, by Vivendi through any number of entities, each of which is a disregarded entity for U.S. federal income tax purposes;

       "Vivendi Shares" means the ordinary shares in the capital of Vivendi,
    nominal value Euro      ;

       "Vivendi Successor" has the meaning ascribed thereto in section 9.1(a);
    and

       "Vivendi Voting Right" means an "action en nue propriete" under French law, which, among other things, represents one vote on the same basis and in the same circumstances as one Vivendi Share.



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   1.2. Interpretation not Affected by Headings, Etc. The division of this
Agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an "Article" or "section" followed by a number and/or a letter refer to the specified Article or section of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

     1.3. Number, Gender, Etc. Unless the context otherwise requires, words importing the singular shall include the plural and vice versa. Words importing any gender include all genders.

     1.4. Date for Any Action. In the event that any date on which any action is required to be taken under this Agreement by any person is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

                                   ARTICLE II

                              PURPOSE OF AGREEMENT

     2.1. Establishment of Trust. The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the Exchange Right and the Automatic Exchange Right in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement.

                                   ARTICLE III

                             SHAREHOLDER INFORMATION

     3.1. Disclosure of Interest in Exchangeable Shares. The Trustee and/or Vivendi Universal Exchangeco shall be entitled to require any Beneficiary or any person who the Trustee and/or Vivendi Universal Exchangeco know or have reasonable cause to believe to hold any interest whatsoever in an Exchangeable Share to confirm that fact or to give to the Trustee and/or Vivendi Universal Exchangeco such details as to who has an interest in such Exchangeable Share as it would be required to disclose, if the Exchangeable Shares were a class of "equity shares" of Vivendi Universal Exchangeco, under section 101 of the Securities Act or as it would be required to disclose, under similar United States or French laws, if the Exchangeable Shares were Vivendi ADSs or Vivendi Shares.

                                   ARTICLE IV

                      EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

     4.1. Grant and Ownership of Exchange Rights. Vivendi hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require Vivendi to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by the Beneficiary and the Automatic Exchange Right, all in accordance with the provisions of this Agreement. Vivendi hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Right by Vivendi to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Right and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Right, provided that the Trustee shall:
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       (a) hold the Exchange Right and the Automatic Exchange Right and the
    legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

       (b) except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Right, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created under this Agreement.

     4.2. Legended Share Certificates. Vivendi Universal Exchangeco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

       (a) their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary; and

       (b) the Automatic Exchange Right.

     4.3. General Exercise of Exchange Right. The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to section 5.15, the Trustee shall exercise the Exchange Right only on the basis of instructions received under this Article 4 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

     4.4. Purchase Price. The purchase price payable by Vivendi for each Exchangeable Share to be purchased by Vivendi under the Exchange Right shall be an amount per share equal to the sum of (a) the Current Market Price of a Vivendi ADS (multiplied by the then current Vivendi ADS Adjustment Ratio) on the last Business Day before the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full by Vivendi delivering or causing to be delivered to the Trustee on behalf of the relevant Beneficiary the Vivendi ADS Consideration for each Exchangeable Share, plus (b) to the extent not paid by Vivendi Universal Exchangeco on the designated payment date therefor, an additional amount equal to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date that occurred before the closing of the purchase and sale. In connection with each exercise of the Exchange Right, Vivendi shall provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share. The purchase price for each such Exchangeable Share so purchased may be satisfied only by Vivendi delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, the Vivendi ADS Consideration for the Exchangeable Share and on the applicable payment date a cheque payable at par at any branch of the bankers of Vivendi for the balance, if any, of the purchase price without interest (but less any amounts withheld under section 4.13). Upon payment by Vivendi of such purchase price, the relevant Beneficiary shall cease to have any right to be paid any amount in respect of declared and unpaid dividends on each such Exchangeable Share by Vivendi Universal Exchangeco, and Vivendi Universal Exchangeco shall cease to be obligated to pay any amount in respect of such dividends.

     4.5. Exercise Instructions. Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of Vivendi Universal Exchangeco. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Toronto or at such other places in
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Canada as the Trustee may from time to time designate by written notice to the
Beneficiaries, the certificates representing the Exchangeable Shares that such Beneficiary desires Vivendi to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the governing statute and the by-laws of Vivendi Universal Exchangeco and such additional documents and instruments as the Trustee, Vivendi Universal Exchangeco and Vivendi may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require Vivendi to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by Vivendi free and clear of all liens, claims and encumbrances, (iii) the names in which the certificates representing Vivendi ADSs transferable in connection with the exercise of the Exchange Right are to be registered and (iv) the names and addresses of the persons to whom such new certificates should be delivered (and (b) payment (or evidence satisfactory to the Trustee, Vivendi Universal Exchangeco and Vivendi of payment) of the taxes (if any) payable as contemplated by section 4.8.). If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Vivendi under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Vivendi Universal Exchangeco.

     4.6. Delivery of Vivendi ADSs; Effect of Exercise. Promptly after the receipt of the certificates representing the Exchangeable Shares that the Beneficiary desires Vivendi to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, payable as contemplated by section 4.8 or evidence thereof), duly endorsed for transfer to Vivendi, the Trustee shall notify Vivendi and Vivendi Universal Exchangeco of its receipt of the same, which notice to Vivendi and Vivendi Universal Exchangeco shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and Vivendi shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary) the number of Vivendi ADSs issuable in connection with the exercise of the Exchange Right, and on the applicable payment date cheques payable at par at any branch of the bankers of Vivendi for the balance, if any, of the total purchase price therefor without interest (but less any amounts withheld under section 4.13); provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, Vivendi Universal Exchangeco and Vivendi of the payment of) the taxes (if any) payable as contemplated by section 4.8 of this Agreement. Immediately upon the giving of notice by the Trustee to Vivendi and Vivendi Universal Exchangeco of the exercise of the Exchange Right as provided in this section 4.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred and the holder of such Exchangeable Shares shall be deemed to have transferred to Vivendi all of such holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless the requisite number of Vivendi ADSs is not delivered by, or on behalf of, Vivendi to the Trustee within five Business Days of the date of the giving of such notice by the Trustee or the balance of the purchase price, if any, is not paid by Vivendi on the applicable payment date therefor, in which case the rights of the Beneficiary shall remain unaffected until such Vivendi ADSs are so delivered, and the balance of the purchase price, if any (and all dividends and other distributions with respect to the Vivendi ADSs to which such Beneficiary is entitled with a record date on or after the date of exercise of the Exchange Right and before the time at which such Beneficiary becomes the holder of such Vivendi ADSs, provided that a corresponding amount has not been received by such Beneficiary on its Exchangeable Shares), has been paid, by Vivendi. Upon delivery by Vivendi to the Trustee of such Vivendi ADSs, and the balance of the purchase price, if any, the Trustee shall deliver such Vivendi ADSs to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Vivendi ADSs delivered to it under the Exchange Right.

     4.7. Exercise of Exchange Right Subsequent to Retraction. In the event that a Beneficiary has exercised its right under Article 6 of the Share Provisions to require Vivendi Universal Exchangeco to redeem any or all of the Exchangeable Shares held by the Beneficiary (the "Retracted Shares") and is notified by Vivendi Universal Exchangeco under section 6.6 of the Share Provisions that Vivendi Universal Exchangeco will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that Vivendi Universal Holdings shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to Vivendi Universal Exchangeco under section 6.1 of the Share Provisions and provided further that the Trustee has received written notice of same from Vivendi Universal Exchangeco or Vivendi Universal Holdings, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that Vivendi Universal Exchangeco is unable to redeem. In any such event, Vivendi Universal Exchangeco hereby agrees with the Trustee and in favour of the Beneficiary promptly to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to Vivendi Universal Exchangeco or to the transfer agent of the Exchangeable Shares (including without limitation, a copy of the retraction request delivered under section 6.1 of the Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that Vivendi Universal Exchangeco is not permitted to redeem and will require Vivendi to purchase such shares in accordance with the provisions of this Article 4.

     4.8. Stamp or Other Transfer Taxes. Upon any sale of Exchangeable Shares to Vivendi under the Exchange Right or the Automatic Exchange Right, the Vivendi ADSs to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary (a) shall pay (and none of Vivendi, Vivendi Universal Exchangeco or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the delivery of the Vivendi ADSs to a person other than such Beneficiary or (b) shall have evidenced to the satisfaction of the Trustee, Vivendi and Vivendi Universal Exchangeco that such taxes, if any, have been paid.

     4.9. Notice of Insolvency Event. As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Vivendi Universal Exchangeco and Vivendi shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from Vivendi Universal Exchangeco and Vivendi of the occurrence of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of Vivendi (such funds to be received in advance), a notice of such Insolvency Event in the form provided by Vivendi, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

     4.10. Vivendi Covenants and Qualification of Vivendi ADSs. Vivendi covenants, in favour of the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries to fulfill all of its obligations under this Agreement in respect of the Exchange Rights and the Automatic Exchange Right including, without limitation, the obligation to pay the purchase price payable for each Exchangeable Share to be purchased under the Exchange Right or the Automatic Exchange Right.

         (a) Vivendi covenants that if any Vivendi ADSs to be delivered under the Exchange Right or the Automatic Exchange Right require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian, French or United States federal, provincial, territorial or state law or regulation or under the rules and regulations of any regulatory authority or the fulfillment of any other Canadian, French or United States federal, provincial, territorial or state legal requirement before such Vivendi ADSs may be issued and delivered by Vivendi to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" of Vivendi for purposes of Canadian provincial or territorial securities law or an "affiliate" of Vivendi for purposes of United States federal or state securities law or the equivalent thereof under applicable French laws or stock exchange or regulatory requirements), Vivendi will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such Vivendi ADSs to be and remain duly registered, qualified or approved. Vivendi will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Vivendi ADSs to be delivered under the Exchange Right or the Automatic Exchange Right to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Vivendi ADSs have been listed by Vivendi and remain listed and are quoted or posted for trading at such time.

     4.11. Vivendi ADSs. Vivendi hereby represents, warrants and covenants that the Vivendi ADSs provided as described herein (and the underlying Vivendi Shares) will be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

     4.12. Automatic Exchange on Liquidation of Vivendi. (a) Vivendi will give the Trustee written notice of each of the following events at the time set forth below:

         (i) in the event of any determination by the Board of Directors of Vivendi to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Vivendi or to effect any other distribution of assets of Vivendi among its shareholders for the purpose of winding up its affairs, at least 60 days before the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

         (ii) as soon as practicable following the earlier of (A) receipt by Vivendi of notice of, and (B) Vivendi otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Vivendi or to effect any other distribution of assets of Vivendi among its shareholders for the purpose of winding up its affairs, in each case where Vivendi has failed to contest in good faith any such proceeding commenced in respect of Vivendi within 30 days of becoming aware thereof.

     (b) As soon as practicable following receipt by the Trustee from Vivendi of notice of any event (a "Liquidation Event") contemplated by section 4.12(a)(i) or 4.12(a)(ii), the Trustee will give notice thereof to the Beneficiaries. Such notice shall be provided to the Trustee by Vivendi and shall include a brief description of the automatic exchange of Exchangeable Shares for Vivendi ADSs provided for in section 4.12(c).

     (c) In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Vivendi ADSs in the distribution of assets of Vivendi in connection with a Liquidation Event, on the fifth Business Day before the effective date (the "Liquidation Event Effective Date") of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for Vivendi ADSs plus cash equal to any declared and unpaid dividends in respect of such Exchangeable Shares. To effect such automatic exchange, Vivendi shall purchase on the fifth Business Day before the Liquidation Event Effective Date each Exchangeable Share then outstanding and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by it at such time, for a purchase price per share equal to the sum of (a) the

Current Market Price of a Vivendi ADS (multiplied by the then current Vivendi Adjustment Ratio) on the fifth Business Day before the Liquidation Event Effective Date, which shall be satisfied in full by Vivendi issuing to the Beneficiary the Vivendi ADS Consideration for the Exchangeable Share, and (b) to the extent not paid by Vivendi Universal Exchangeco, an additional amount equal to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred before the date of the exchange. Vivendi shall provide the Trustee with an Officer's Certificate in connection with each automatic exchange setting forth the calculation of the purchase price for each Exchangeable Share.

     (d) On the fifth Business Day before the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Vivendi ADS shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to Vivendi all of the Beneficiary's right, title and interest in and to such Beneficiary's Exchangeable Shares and the related interest in the Trust Estate, Vivendi Universal Exchangeco shall have no liability to pay any amount in respect of declared and unpaid dividends to any holder of such Exchangeable Shares and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and Vivendi shall transfer to the Beneficiary the Vivendi ADSs transferable upon the automatic exchange of Exchangeable Shares for Vivendi ADSs and on the applicable payment date shall deliver to the Trustee for delivery to the Beneficiary a cheque payable at par at any branch of the bankers of Vivendi for the balance, if any, of the total purchase price for such Exchangeable Shares without interest but less any amounts withheld under section 4.13. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Vivendi ADSs issued under the automatic exchange of Exchangeable Shares for Vivendi ADSs and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Vivendi under such automatic exchange shall thereafter be deemed to represent Vivendi ADSs delivered to the Beneficiary by Vivendi under such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent Vivendi ADSs, duly endorsed in blank and accompanied by such instruments of transfer as Vivendi may reasonably require, Vivendi shall deliver or cause to be delivered to the Beneficiary the Vivendi ADSs of which the Beneficiary is the holder.

     4.13. Withholding Rights. Vivendi, Vivendi Universal Exchangeco and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any holder of Exchangeable Shares or Vivendi ADSs such amounts as Vivendi, Vivendi Universal Exchangeco or the Trustee determines, acting reasonably, are required or permitted pursuant to section 116 of the Income Tax Act (Canada) or any successor provision thereto to be deducted and withheld with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986, the tax laws of France or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case as amended or succeeded. The Trustee may act on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Vivendi, Vivendi Universal Exchangeco and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Vivendi, Vivendi Universal Exchangeco or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and Vivendi, Vivendi Universal Exchangeco or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

     4.14 No Fractional Shares. A holder of an Exchangeable Share shall not be entitled to any fraction of a Vivendi ADS upon the exercise of the Exchange Right or Automatic Exchange Right hereunder and no certificates representing any such fractional interest shall be issued and such holder otherwise entitled to a fractional interest will receive for such fractional interest from Vivendi on the designated payment date to the extent not paid by Vivendi Universal Exchangeco a cash payment equal to such fractional interest multiplied by the Current Market Price.

                                   ARTICLE V

                             CONCERNING THE TRUSTEE

     5.1. Powers and Duties of the Trustee. The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as Trustee of the Trust, shall include:

         (a) receiving the grant of the Exchange Right and the Automatic Exchange Right from Vivendi as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

                  (b) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Right, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries Vivendi ADSs and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right or under the Automatic Exchange Right, as the case may be;

                  (c) holding title to the Trust Estate;

                  (d) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

                  (e) taking action on its own initiative or at the direction of a Beneficiary or Beneficiaries to enforce the obligations of Vivendi, and Vivendi Universal Exchangeco under this Agreement; and

                  (f) taking such other actions and doing such other things as are specifically provided in this Agreement.

     In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons.

     The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

     The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

     5.2. No Conflict of Interest. The Trustee represents to Vivendi, and Vivendi Universal Exchangeco that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 8. If, notwithstanding the foregoing provisions of this section 5.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this section 5.2, any interested party may apply to the Superior Court of Justice (Ontario) for an order that the Trustee be replaced as Trustee hereunder.

     5.3. Dealings With Transfer Agents, Registrars, Etc. Vivendi, and Vivendi Universal Exchangeco irrevocably authorize the Trustee, from time to time, to:

       (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Vivendi ADSs; and

       (b) requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and (ii) from the transfer agent of Vivendi ADSs, and any subsequent transfer agent of Vivendi ADSs, the Vivendi ADSs transferred by Vivendi upon the exercise from time to time of the Exchange Right and under the Automatic Exchange Right.

     Vivendi and Vivendi Universal Exchangeco irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Vivendi covenants that it will supply the transfer agent of the Vivendi ADSs with Vivendi ADSs duly endorsed for transfer for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Right.

     5.4. Books and Records. The Trustee shall keep available for inspection by Vivendi, and Vivendi Universal Exchangeco at the Trustee's principal office in Toronto correct and complete books and records of account relating to the Trust created by this Agreement, including without limitation, all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions under the Exchange Right and the Automatic Exchange Right. On or before January 15, 2001, and on or before January 15th in every year thereafter, the Trustee shall transmit to Vivendi, and Vivendi Universal Exchangeco a brief report, dated as of the preceding December 31st, with respect to:

       (a) the property and funds comprising the Trust Estate as of that date;

       (b) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the transfer by Vivendi of Vivendi ADSs in connection with the Exchange Right, during the calendar year ended on such December 3lst, and

       (c) any action taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported and which, in the Trustee's opinion, materially affects the Trust Estate.

     5.5. Income Tax Returns and Reports. The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate French, United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or under the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee considers necessary or advisable (who may be experts or advisors to Vivendi, or Vivendi Universal Exchangeco). If requested by the Trustee, Vivendi, or Vivendi Universal Exchangeco shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

     5.6. Indemnification Before Certain Actions by Trustee. The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities that may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Exchange Right under Article 4, subject to section 5.15, and with respect to the Automatic Exchange Right under Article 4.

     None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

     5.7. Action of Beneficiaries. No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security or indemnity referred to in section 5.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Exchange Rights or the Automatic Exchange Right except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

     5.8. Reliance Upon Declarations. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished under the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of section 5.9, if applicable, and with any other applicable provisions of this Agreement.

     5.9. Evidence and Authority to Trustee. Vivendi and/or Vivendi Universal Exchangeco shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Vivendi, and/or Vivendi Universal Exchangeco or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Exchange Right or the Automatic Exchange Right and the taking of any other action to be taken by the Trustee at the request of or on the application of Vivendi, and/or Vivendi Universal Exchangeco promptly if and when:

       (a) such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this section 5.9; or

       (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Vivendi, and/or Vivendi Universal Exchangeco written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

     Such evidence shall consist of an Officer's Certificate of Vivendi, and/or Vivendi Universal Exchangeco or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

     Whenever such evidence relates to a matter other than the Exchange Right or the Automatic Exchange Right or the taking of any other action to be taken by the Trustee at the request or on the application of Vivendi, and/or Vivendi Universal Exchangeco, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of Vivendi, and/or Vivendi Universal Exchangeco it shall be in the form of an Officer's Certificate or a statutory declaration.

     Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

       (c) declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

       (d) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

       (e) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

  5.10.  Experts, Advisers and Agents. The Trustee may:

          (a) in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Vivendi, and/or Vivendi Universal Exchangeco or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

          (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it)

    in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

     5.11. Investment of Moneys Held by Trustee. Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee, in trust for Vivendi Universal Exchangeco, in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys, provided that the Trustee shall so invest such moneys only on the written direction of Vivendi Universal Exchangeco. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of Vivendi Universal Exchangeco, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

     5.12. Trustee Not Required to Give Security. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

     5.13. Trustee Not Bound to Act on Request. Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Vivendi, and/or Vivendi Universal Exchangeco or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

     5.14. Authority to Carry on Business. The Trustee represents to Vivendi, and Vivendi Universal Exchangeco that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in each of the Provinces of Canada but if, notwithstanding the provisions of this section 5.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Exchange Right and the Automatic Exchange Right shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any Province of Canada, either become so authorized or resign in the manner and with the effect specified in Article 8.

     5.15. Conflicting Claims. If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to deliver the Vivendi ADSs for which such Exchangeable Shares are exchangeable subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

         (a) the rights of all adverse claimants with respect to the Exchange Right or Automatic Exchange Right subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction and all rights of appeal therefrom have expired; or

                  (b) all differences with respect to the Exchange Right or Automatic Exchange Right subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

     If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

     5.16. Acceptance of Trust. The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

                                   ARTICLE VI

                                  COMPENSATION

     6.1. Fees and Expenses of the Trustee. Vivendi, and Vivendi Universal Exchangeco jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including, but not limited to, fees paid to legal counsel and other experts and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its duties under this Agreement; provided that Vivendi, and Vivendi Universal Exchangeco shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence, recklessness or wilful misconduct.

                                   ARTICLE VII

                   INDEMNIFICATION AND LIMITATION OF LIABILITY

     7.1. Indemnification of the Trustee. Vivendi and Vivendi Universal Exchangeco jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by Vivendi or Vivendi Universal Exchangeco under this Agreement.

     In no case shall Vivendi or Vivendi Universal Exchangeco be liable under this indemnity for any claim against any of the Indemnified Parties unless Vivendi and Vivendi Universal Exchangeco shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, Vivendi and Vivendi Universal Exchangeco shall be entitled to participate at their own expense in the defense and, if Vivendi and Vivendi Universal Exchangeco so elect at any time after receipt of such notice, any of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Vivendi or Vivendi Universal Exchangeco; or
(ii) the named parties to any such suit include both the Trustee and Vivendi or Vivendi Universal Exchangeco and the Trustee shall have been advised by counsel acceptable to Vivendi or Vivendi Universal Exchangeco that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to Vivendi, or Vivendi Universal Exchangeco and that, in the opinion of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Vivendi and Vivendi Universal Exchangeco shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the termination of this Agreement and the resignation or removal of the Trustee.

     7.2. Limitation of Liability. The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds under this Agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

                                  ARTICLE VIII

                                CHANGE OF TRUSTEE

     8.1. Resignation. The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Vivendi and Vivendi Universal Exchangeco specifying the date on which it desires to resign, provided that such notice shall not be given less than thirty (30) days before such desired resignation date unless Vivendi and Vivendi Universal Exchangeco otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Vivendi and Vivendi Universal Exchangeco shall promptly appoint a successor trustee, which shall be a corporation organized and existing under the laws of Canada or a province thereof and authorized to carry on the business of a trust company in all provinces of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this Agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, Vivendi and Vivendi Universal Exchangeco shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same unless such resignation is caused by the fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

     8.2. Removal. The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days' prior notice (unless the reason for the removal is the fraud, negligence, recklessness, wilful misconduct or bad faith of the Trustee in which case notice may be given forthwith) by written instrument executed by Vivendi and Vivendi Universal Exchangeco, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

     8.3. Successor Trustee. Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Vivendi and Vivendi Universal Exchangeco and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of Vivendi and Vivendi Universal Exchangeco or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it under the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Vivendi, Vivendi Universal Exchangeco and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

     8.4. Notice of Successor Trustee. Upon acceptance of appointment by a successor trustee as provided herein, Vivendi and Vivendi Universal Exchangeco shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary. If Vivendi or Vivendi Universal Exchangeco shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Vivendi and Vivendi Universal Exchangeco.

                                   ARTICLE IX

                               VIVENDI SUCCESSORS

     9.1. Certain Requirements in Respect of Combination, Etc. Vivendi shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets or the Vivendi Shares would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

         (a) such other person or continuing corporation (herein called the "Vivendi Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, before or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by the Vivendi Successor of liability for any moneys payable and property deliverable hereunder by Vivendi and the covenant of such Vivendi Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Vivendi under this Agreement; and

                  (b) such transaction shall, to the satisfaction of the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee, be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

     9.2. Vesting of Powers in Successor. Whenever the conditions of section 9.1 have been duly observed and performed, the Trustee, Vivendi Successor, Vivendi Universal Exchangeco and Vivendi as applicable, shall, if required by section 9.1, execute and deliver the supplemental trust agreement provided for in
Article 10 and thereupon Vivendi Successor shall possess and from time to time may exercise each and every right and power of Vivendi under this Agreement in the name of Vivendi or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Vivendi or any officers of Vivendi may be done and performed with like force and effect by the directors or officers of such Vivendi Successor.

     9.3. Wholly-Owned Subsidiaries. Nothing herein shall be construed as preventing (i) the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Vivendi (other than Vivendi Exchangeco or Vivendi Universal Holdings) with or into Vivendi, (ii) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of Vivendi (other than Vivendi Universal Exchangeco or Vivendi Universal Holdings) provided that all of the assets of such subsidiary are transferred to Vivendi or another wholly-owned direct or indirect subsidiary of Vivendi, or (iii) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of Vivendi (other than Vivendi Universal Exchangeco or Vivendi Universal Holdings) among the shareholders of such subsidiary for the purpose of winding up its affairs, and any such transactions are expressly permitted by this Article 9.

                                    ARTICLE X

                  AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

     10.1. Amendments, Modifications, Etc. Subject to sections 10.2, 10.4 and 12.1, this Agreement may not be amended or modified except by an agreement in writing executed by Vivendi, Vivendi Universal Exchangeco and the Trustee and approved by the Beneficiaries in accordance with section 10.2 of the Share Provisions.

     10.2. Ministerial Amendments. Notwithstanding the provisions of section 10.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

          (a) adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the Board of Directors of each of Vivendi Universal Exchangeco, and Vivendi shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

          (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions that, in the good faith opinion of the Board of Directors of each of Vivendi and Vivendi Universal Exchangeco and in the opinion of the Trustee, having in mind the best interests of the Beneficiaries, it may be expedient to make, provided that such Boards of Directors and the Trustee, acting on the advice of counsel, shall be of the opinion that such amendments and modifications will not be prejudicial to the rights and interests of the Beneficiaries; or

          (c) making such changes or corrections that, on the advice of counsel to Vivendi, Vivendi Universal Exchangeco and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee, acting on the advice of counsel, and the Board of Directors of each of Vivendi and Vivendi Universal Exchangeco shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

     10.3. Meeting to Consider Amendments. Vivendi Universal Exchangeco, at the request of Vivendi shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval under this Agreement. Any such meeting or meetings shall be called and held in accordance with the by-laws of Vivendi Universal Exchangeco, the Share Provisions and all applicable laws.

     10.4. Changes in Capital of Vivendi and Vivendi Universal Exchangeco. At all times after the occurrence of any event contemplated under section 2.7 or
2.8 of the Support Agreement or otherwise, as a result of which either Vivendi ADSs or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Vivendi ADSs or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

     10.5. Execution of Supplemental Trust Agreements. From time to time Vivendi Universal Exchangeco (when authorized by a resolution of its Board of Directors), Vivendi (when authorized by a resolution of its Board of Directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

          (a) evidencing the succession of Vivendi Successors and the covenants of and obligations assumed by each such Vivendi Successor in accordance with the provisions of Article 9 and the successors of any successor trustee in accordance with the provisions of Article 8;

          (b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Exchange Right or the Automatic Exchange Right that, in the opinion of the Trustee, acting on the advice of counsel, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Vivendi, Vivendi Universal Exchangeco, the Trustee or this Agreement; and

          (c) for any other purposes not inconsistent with the provisions of this Agreement, including without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

                                   ARTICLE XI

                                   TERMINATION

     11.1. Term. The Trust created by this Agreement shall continue until the earliest to occur of the following events:

          (a) no outstanding Exchangeable Shares are held by a Beneficiary;

          (b) each of Vivendi and Vivendi Universal Exchangeco elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with section 10.2 of the Share Provisions; and

          (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust;

provided, however, that the provisions of Articles 6 and 7 shall survive any such termination of this Agreement.

                                   ARTICLE XII

                                     GENERAL

     12.1. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     12.2. Enurement. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Beneficiaries.

     12.3. Notices to Parties. All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

         (a) if to Vivendi or Vivendi Universal Exchangeco, at:

           c/o Vivendi
           42, avenue de Friedland
           75380 Paris Cedex 08
           Attention: Pierre-Henry Galan
           Telecopier No.: 011.331.7171.1047

         (b) if to the Trustee, at:
           CIBC Mellon Trust Company
           16th Floor, 2001 University Street
           Montreal, Quebec H3A 2A6
           Attention:  Branch Manager
           Telecopier No.:  (514) 285-3640

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

     12.4. Notice to Beneficiaries. Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of Vivendi Universal Exchangeco from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

     12.5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     12.6. Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

     12.7. Attornment. Each of the Trustee, Vivendi and Vivendi Universal Exchangeco agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and Vivendi hereby appoints Vivendi Universal Exchangeco at its registered office in the Province of Ontario as attorney for service of process.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                            VIVENDI


                                            By: ____________________________
                                                Name:
                                                Title:



                                             VIVENDI UNIVERSAL EXCHANGECO INC.


                                            By: ____________________________
                                                Name:
                                                Title:


                                            By: ____________________________
                                                Name:
                                                Title:


                                            CIBC MELLON TRUST COMPANY


                                            By: ____________________________
                                                Name:
                                                Title: